FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
Fax: 617-301-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR END 2007

Cambridge, MA, March 6, 2008 - CombinatoRx, Incorporated (NASDAQ: CRXX), today reported financial results for the fourth quarter and year ended December 31, 2007.

“CombinatoRx prepared for future success during 2007 by advancing CRx-102, our lead program, into later-stage clinical development, dosing two new product candidates in clinical trials and reloading the late preclinical pipeline from our research engine, all while maintaining the financial strength of the company,” commented Alexis Borisy, President and CEO of CombinatoRx. “This leaves us well-positioned to execute on our clinical and business strategy during 2008 in which we expect clinical data from a number of programs to drive our partnering campaigns.”

2007 and Recent Accomplishments Product Pipeline and Research Highlights:

Initiated Phase 2b clinical studies of CRx-102 in both knee osteoarthritis (OA) and rheumatoid arthritis (RA).

Initiated a Phase 2a clinical study of CRx-401 in type 2 diabetes.

Initiated a Phase 2a clinical study of CRx-191 in plaque psoriasis.

Published clinical study results for CRx-102 in Annals of Rheumatic Diseases in which CRx-102 was shown to be effective at reducing pain in hand OA.

Presented data on CRx-102 at the European League Against Rheumatism (EULAR) Annual Congress of Rheumatology meeting, in which CRx-102 treated patients in the Phase 2a OA and RA trials demonstrated clinically meaningful benefits across a number of relevant measures, including reductions in pain and fatigue compared to those on placebo.

Presented synergistic combination screening data on TRAIL and targeted novel agents at the 98th Annual meeting for the American Association for Cancer Research (AACR) demonstrating the power of the CombinatoRx combination High Throughput Screening technology (cHTS) to quantitatively screen and compare large numbers of biologic/small molecule combinations to select drug combinations with the greatest potential efficacy.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

Business Accomplishments:

Received a $7 million payment from Angiotech Pharmaceuticals to extend, for an additional two and a half years, our joint research collaboration to discover and create next generation drug devices and local medicines.

Entered into a $3 million collaboration with Charley’s Fund and the Nash Avery Foundation to develop novel agents for Duchenne muscular dystrophy, a debilitating muscle wasting disease with a 100% mortality rate.

Raised $35.0 million in a registered direct common stock offering. Net proceeds following payment of placement agency fees and offering expenses were approximately $33.0 million.

Issued a United States patent with broad composition of matter and method of use claims covering combinations of tricyclic antidepressants (TCA) and glucocorticoids, including CRx-191 and other product candidates.

Issued a United States patent covering the method of use of CRx-102 in treating various immuno-inflammatory indications, including RA.

Received the Huntington’s Disease Society of America Gutherie Leadership Award in recognition of drug discovery research and patient support efforts.

2007 Financial Results (Unaudited):

As of December 31, 2007, CombinatoRx had cash, cash equivalents, restricted cash and short-term investments of $112.6 million compared to $121.1 million on December 31, 2006.

Total revenue was $3.0 million in the fourth quarter of 2007 compared to $3.4 million reported in the fourth quarter of 2006. For the year ended December 31, 2007, revenue was $14.9 million compared to $13.3 million for the same period last year. The increase is due primarily to a full year of revenue under our research and development agreement with the Cystic Fibrosis Foundation Therapeutics, Inc.

Net loss for the quarter ended December 31, 2007 was $14.2 million or $0.42 per share as compared to $10.0 million or $0.35 per share in the fourth quarter of 2006. Stock-based compensation expense was approximately $1.8 million in the fourth quarter of 2007 as compared to $1.9 million in the fourth quarter of 2006. For the year ended December 31, 2007, net loss was $53.3 million, or $1.78 per share, compared to a net loss of $34.3 million in the year ended December 31, 2006. Stock-based compensation expense was approximately $7.9 million and $7.0 million in the years ended December 31, 2007, and 2006, respectively.

Research and development expenses totaled $14.1 million in the fourth quarter of 2007 compared to $9.7 million in the fourth quarter of 2006. Research and development expenses were $55.4 million in the year ended December 31, 2007 compared to $34.1 million in the year ended December 31, 2006. The increase is due primarily to costs associated with the clinical development of our drug candidates, including the preparation and initiation of the Phase 2b clinical trials for CRx-102.

General and administrative expenses were $4.2 million in the fourth quarter of 2007 compared to $5.1 million in the fourth quarter of 2006. General and administrative expenses were $16.9 million for the year ended December 31, 2007 compared to $18.6 million in the year ended December 31, 2006. The decrease was primarily due to a reduction in outside legal costs and consulting fees.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

2008 Goals and Financial Guidance

Demonstrate the power of the combination sciences approach to a dissociated glucocorticoid with CRx-102 Phase 2b clinical data and publications demonstrating glucocorticoid dissociation via CRx-102’s unique mechanism of action.

Report multiple additional Phase 2 clinical data sets coming from CRx-191 in plaque psoriasis, CRx-197 in atopic dermatitis and plaque psoriasis, CRx-401 in Type-2 diabetes and potentially from other product candidates in the pipeline.

Refresh the early clinical portfolio from pool of product candidates on-deck which currently includes HCV, B-cell malignancies and dermatology.

Continue to discover and advance new programs including funded research programs such as cystic fibrosis, neurodegenerative diseases, ophthalmic and infectious disease as well as next generation product opportunities.

Continue to execute on previously announced 2008/2009 partnering campaign.

Maintain financial strength by controlling CRXX-funded investments, monetizing assets by creating the opportunity to partner products and/or therapeutic franchises and leveraging our drug discovery platform with additional research and technology collaborations.

End 2008, based on current operating plans, with revenue between $15.0 and $20.0 million and a net loss, excluding stock-based compensation and depreciation expense, in the range of $49.0 to $55.0 million and cash, cash equivalents, restricted cash and short-term investments of between $58.0 and 64.0 million.

Conference Call Information:

Robert Forrester, Executive Vice President and Chief Financial Officer of CombinatoRx will provide an update on the Company and discuss fourth quarter and year end 2007 financial results via conference call at 8:30 a.m. ET on Thursday, March 6, 2008. To access the call, please dial 866-272-9941 (domestic) or 617-213-8895 (international) five minutes prior to the start time and provide the passcode 22338273. A replay of the call will be available from 10:30 a.m. ET on March 6, 2008 until March 20, 2008. To access the replay, please dial 888-286-6010 (domestic) or 617-801-6888 (international), and provide the passcode 71097926. A live audio webcast of the call will also be available on the "Investors" section of the Company's website, www.combinatorx.com. An archived webcast will be available on the CombinatoRx website approximately two hours after the event and will be archived for 14 days.

About CRx-102:

CRx-102 is our novel dissociated glucocorticoid product candidate designed to enhance the anti-inflammatory benefits of glucocorticoids, without associated side effects. CRx-102 contains the cardiovascular agent dipyridamole and a very low dose of the glucocorticoid prednisolone and is being developed in a uniquely engineered formulation. CRx-102 is thought to act through a novel multi-target mechanism of action in which dipyridamole synergistically and selectively amplifies prednisolone's anti-inflammatory and immunomodulatory activities by inhibiting key cell mediators of inflammation. In proof-of-concept clinical trials, CRx-102 demonstrated a powerful anti-inflammatory effect and rapid onset of action in patients with osteoarthritis and rheumatoid arthritis and was generally well-tolerated. CRx-102 is in Phase 2 clinical development for the treatment of rheumatoid arthritis and osteoarthritis.

About CRx-401:

CRx-401 is a novel oral anti-diabetic in development to treat Type 2 diabetes. CRx-401 is a synergistic combination drug candidate containing sustained-release bezafibrate, an anti-cholesterol agent approved outside the United States, and a low dose of diflunisal, a widely available analgesic. CRx-401 has a novel mechanism of action that reduces hyperglycemia and

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

improves HDL and triglyceride levels without promoting weight gain. A Phase 2a clinical trial evaluating the efficacy of CRx-401 in Type 2 diabetes is currently underway.

About CRx-191:

CRx-191 is a topical synergistic combination drug candidate with a novel multi-target mechanism that inhibits TNF-alpha and interferon-gamma, key cell mediators of dermal inflammation. CRx-191 contains a mid-potency glucocorticoid, mometasone, and a low dose of the tricyclic anti-depressant, nortriptyline. CRx-191 is thought to work through a novel mechanism of action in which nortriptyline amplifies mometasone's anti-inflammatory activities without enhancing glucocorticoid side effects in order to provide the efficacy of a high-potency topical glucocorticoid with a mid-potency glucocorticoid safety profile. We have developed a novel topical cream formulation of CRx-191 which provides the first topical commercial formulation of nortriptyline. We have demonstrated that the CRx-191 class of combinations of tricyclic anti-depressants and glucocorticoids are safe and effective in multiple experimental and preclinical models of inflammation. CRx-191 is being evaluated in an ongoing Phase 2a clinical trial for plaque psoriasis.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in Phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive Phase 2a results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its financial condition and results of operations, financial guidance for the fiscal year 2008, its product candidates and their clinical potential, its plans for clinical, preclinical and formulation development of its product candidates, its collaborations, business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to initiate and successfully complete clinical trials of its product candidates, risks associated with the preclinical development of its product candidates, the Company’s ability to successfully out-license its product candidates to third parties for further development, the Company's ability to develop a modified-release formulation of CRx-102, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2008 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,

	2007	2006	2007	2006

Revenue:
Collaborations	$2,696	$2,980	$12,226	$11,725
Government contracts and grants	319	468	2,712	1,548

Total Revenue	3,015	3,448	14,938	13,273

Operating expenses:
Research and development	14,084	9,714	55,434	34,094
General and administration	4,173	5,078	16,879	18,641

Total operating expenses	18,257	14,792	72,313	52,735

Loss from operations	(15,242)	(11,344)	(57,375)	(39,462)
Interest income	1,436	1,615	5,391	5,913
Interest expense	(375)	(227)	(1,304)	(722)
Other	(9)	34	(9)	34

Loss before provision for income taxes	(14,190)	(9,922)	(53,297)	(34,237)
Provision for income taxes	(25)	(51)	(46)	(51)

Net loss	$(14,215)	$(9,973)	$(53,343)	$(34,288)

Net loss per share applicable to common
stockholders—basic and diluted	$(0.42)	$(0.35)	$(1.78)	$(1.26)

Weighted average number of common shares used in
net loss per share calculation – basic and diluted	33,615,652	28,526,650	30,025,830	27,223,319

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Consolidated Balance Sheets
(in thousands except per share data)
(Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$11,585	$9,194
Restricted cash	50	—
Short-term investments	96,999	107,895
Accounts receivable	397	83
Unbilled accounts receivable	746	1,206
Prepaid expenses and other current assets	2,526	3,451

Total current assets	112,303	121,829

Property and equipment, net	15,933	12,506
Restricted cash and other assets	4,007	4,000

Total assets	$132,243	$138,335

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,964	$4,489
Accrued expenses	4,751	4,336
Deferred revenue	5,431	9,548
Current portion of notes payable, net of discount	3,099	1,851
Current portion of lease incentive obligation	649	649

Total current liabilities	15,894	20,873

Convertible notes payable of subsidiary	13,404	9,301
Notes payable, net of current portion and discount	5,415	2,527
Deferred revenue, net of current portion	12,068	8,011
Deferred rent, net of current portion	2,190	2,244
Lease incentive obligation, net of current portion	5,245	5,660

Minority interest in subsidiary	2,792	2,669

Stockholders’ equity:
Preferred stock, $0.001 par value: 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value: 60,000 shares authorized; 34,822 and 28,828 shares issued
and outstanding at December 31, 2007 and December 31, 2006	35	29
Additional paid-in capital	261,187	219,730
Accumulated other comprehensive income	226	39
Accumulated deficit	(186,213)	(132,748)

Stockholders’ equity	75,235	87,050

Liabilities and stockholder’s equity	$132,243	$138,335

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com